Exhibit 99.1

September 23, 2022

RAVE Restaurant Group, Inc. Reports Fourth Quarter and Year End Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the fourth quarter and fiscal year ended June 26, 2022.

Fourth Quarter Highlights:

•	The Company recorded net income of $6.8 million for the fourth quarter of fiscal 2022 compared to net income of $0.9 million for the same period of the prior year.

•	Income before taxes was $1.1 million for the fourth quarter of fiscal 2022 compared to net income before taxes of $0.9 million for the same period of the prior year.

•	Adjusted EBITDA was stable at $1.2 million for the fourth quarter of both fiscal 2022 and fiscal 2021.

•	Total revenue increased by $0.4 million to $2.8 million for the fourth quarter of fiscal 2022 compared to the same period of the prior year.

•	The Company used $0.5 million to repurchase shares of its common stock in the fourth quarter of fiscal 2022.

•	Pizza Inn domestic comparable store retail sales increased 13.5% in the fourth quarter of fiscal 2022 compared to the same period of the prior year.

•	Pie Five domestic comparable store retail sales increased 16.6% in the fourth quarter of fiscal 2022 compared to the same period of the prior year.

•	On a fully diluted basis, net income increased $0.33 per share to $0.38 per share for the fourth quarter of fiscal 2022 compared to net income of $0.05 per share for the same period of the prior year.

•	Cash and cash equivalents increased $0.5 million during the fourth quarter of fiscal 2022 to $7.7 million at June 26, 2022.

•	Pizza Inn domestic unit count finished at 128.

•	Pizza Inn international unit count finished at 31.

•	Pie Five domestic unit count finished at 31.

Annual Highlights:

•	Net income improved by $6.5 million to $8.0 million in fiscal 2022 compared to net income of $1.5 million in fiscal 2021.

•	Income before taxes improved by $0.9 million to $2.4 million in fiscal 2022 compared to $1.5 million in fiscal 2021.

•	Adjusted EBITDA of $2.8 million for fiscal 2022 was an $0.8 million increase from the prior year.

•	On a fully diluted basis, the Company reported net income of $0.45 per share in fiscal 2022 compared to $0.09 per share in the prior year.

•	RAVE total domestic comparable store retail sales increased 23.2% for the year ended June 26, 2022 compared to the same period of the prior year.

•	Pizza Inn domestic comparable store retail sales increased 24.7% for the year ended June 26, 2022 compared to the same period of the prior year.

•	Pie Five comparable store retail sales increased 17.1% for the year ended June 26, 2022 compared to the same period of the prior year.

•	Total consolidated revenue increased by $2.1 million during fiscal 2022 to $10.7 million at June 26, 2022.

•	Both fiscal 2022 and fiscal 2021 contained 52 weeks.

•	Cash and cash equivalents decreased $0.6 million during fiscal 2022 to $7.7 million at June 26, 2022.

“After nine consecutive quarters of profitability, we are transitioning from a turnaround to a stable company primed for growth,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. “Our fourth quarter and fiscal year show significant same store sales growth at both Pizza Inn and Pie Five, net income growth, EBITDA growth, and strong operating cash performance.”

“While maintaining the discipline of strong cost controls, we continue to invest in the future of our business,” Solano said. “We are laying the foundation upon which our future performance will be built. We expect that key initiatives such as our Pizza Inn rebranding efforts, reimagined Pizza Inn buffet experience, and Pie Five menu relaunch, will provide returns long after our initial investments.”

Earlier in September, RAVE announced a modernized Pizza Inn logo, a more confident version of the brand’s mascot, Jojo, and a fresh new retail design aimed at an enhanced consumer buffet experience with built-in social media shareability.

Solano continued, “While the restaurant industry abandons dine-in, we continue to lean into our differentiated strategy, focusing on the value and variety of Pizza Inn’s buffet while opportunistically capturing delivery and carry-out. We know our customers are hungry for a connection and an ’experience‘ with their family, not just Covid-esq functional feeding, and we are well positioned to deliver that need.”

“Our strong sales growth and focus on restaurant economics has significantly reduced closures, increased new store openings, and produced the first Pizza Inn buffet unit count growth in 24 years.”

“Similarly, Pie Five is undergoing significant investment and changes. After six months of testing, we are currently launching the most significant menu transformation in the brand’s history, focusing on differentiated pizzas made for the individual and eliminating large pizzas. We are also making operational and hospitality improvements to personalize consumers’ dine-in experience while reducing third party delivery friction.”

Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. further explained, “The financial results for 2022’s fiscal year exemplify the continuous efforts put forth by our team to advance our position. During the fiscal year 2022, we increased income before taxes by $0.9 million, reduced our debt by $1.8 million and fully recognized our deferred tax asset of $5.7 million due to the improving long term earnings and growth prospects for our Company. During the fourth quarter of fiscal 2022, we also repurchased shares of our common stock for the first time in a decade for $0.5 million. Subsequent to fiscal year 2022, we have used $1.1 million to repurchase additional shares of our common stock. We look forward to fiscal 2023 as we continue to invest in initiatives in both brands that resonate with our customers and drive growth and value for all stakeholders.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] has inspired restaurant innovation and countless customer smiles with its trailblazing pizza concepts. The Company owns, franchises, licenses and supplies Pie Five and Pizza Inn restaurants operating domestically and internationally. The Pizza Inn experience is unlike your typical buffet. Since 1958, Pizza Inn's house-made dough, house-shredded 100% whole milk mozzarella cheese, fresh ingredients and house-made signature sauce combined with friendly service solidified the brand to become America's favorite hometown pizza place. This, in addition to its small-town vibe, are the hallmarks of Pizza Inn restaurants. In 2011, RAVE introduced Pie Five Pizza, pioneering a fast-casual pizza brand that transformed the classic pizzeria into a concept offering personalization, sophisticated ingredients and speed. Pie Five's craft pizzas are baked fresh daily and feature house-made ingredients, creative recipes and craveable crust creations. For more information, visit www.raverg.com, and follow on Instagram @pizzainnofficial and @piefivepizza.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
REVENUES:	$2,823	$2,379	$10,692	$8,593

COSTS AND EXPENSES:
Cost of sales	-	35	1	264
General and administrative expenses	1,506	1,186	5,446	4,710
Franchise expenses	809	612	3,284	2,394
Gain on sale of assets	-	146	-	(10)
Impairment of long-lived assets and other lease charges	6	-	6	21
Bad debt expense	37	103	46	121
Interest expense	-	23	61	92
Depreciation and amortization expense	49	39	187	167
Total costs and expenses	2,407	2,144	9,031	7,759

OTHER INCOME:
Gain on forgiveness of PPP loan	-	657	-	657
Employee retention credit	704	-	704	-
Total other income	704	657	704	657

INCOME (LOSS) BEFORE TAXES	1,120	892	2,365	1,491
Income tax benefit	5,667	34	5,657	29
NET INCOME	6,787	926	8,022	1,520

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.38	$0.05	$0.45	$0.09

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.38	$0.05	$0.45	$0.09

Weighted average common shares outstanding - basic	17,958	18,005	17,993	17,307

Weighted average common and potential dilutive common shares outstanding	17,958	18,803	17,993	18,105

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 26, 2022	June 27, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,723	$8,330
Accounts receivable, less allowance for bad debts of $27 and $47, respectively	1,981	911
Notes receivable, current	172	901
Deferred contract charges, current	36	35
Prepaid expenses and other current assets	146	196
Total current assets	10,058	10,373

LONG-TERM ASSETS
Property, plant and equipment, net	365	445
Operating lease right of use asset, net	1,664	2,085
Intangible assets definite-lived, net	232	183
Notes receivable, net of current portion	201	52
Deferred tax asset, net	5,772	—
Deferred contract charges, net of current portion	224	207
Total assets	$18,516	$13,345

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$669	$644
Accrued expenses	1,082	924
Other current liabilities	81	46
Operating lease liability, current	490	465
Short term loan	30	250
Convertible notes short term, net of unamortized debt issuance costs and discounts	—	1,576
Deferred revenues, current	538	626
Total current liabilities	2,890	4,531

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	1,421	1,911
Deferred revenues, net of current portion	793	1,170
Total liabilities	5,104	7,612

COMMITMENTS AND CONTINGENCIES (SEE NOTE K)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 17,511,430 and 18,004,904 shares, respectively	251	251
Additional paid-in capital	37,384	37,215
Retained earnings/(accumulated deficit)	826	(7,196)
Treasury stock at cost
Shares in treasury: 7,578,628 and 7,085,154, respectively	(25,049)	(24,537)
Total shareholders' equity	13,412	5,733

Total liabilities and shareholders' equity	$18,516	$13,345

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Year Ended
	June 26, 2022	June 27, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,022	$1,520
Adjustments to reconcile net income to cash provided by/ operating activities:
Impairment of long-lived assets and other lease charges	6	21
Stock compensation expense	169	80
Depreciation and amortization	140	131
Amortization of operating right of use assets	421	569
Amortization of intangible assets definite-lived	47	36
Amortization of debt issue costs	21	27
Gain on the sale of assets	—	(10)
Allowance for bad debts	46	7
Bad debt on notes receivable	—	114
Gain on forgiveness of PPP loan	—	(657)
Deferred tax asset, net	(5,772)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,116)	47
Notes receivable	80	(119)
Deferred contract charges	(18)	33
Prepaid expenses and other current assets	50	(22)
Deposits and other	—	5
Accounts payable - trade	25	198
Accounts payable - lease termination impairments	—	(428)
Accrued expenses	158	149
Other current liabilities	35	46
Operating lease liability	(465)	(793)
Deferred revenues	(465)	582
Other long-term liabilities	—	(51)
Cash provided by operating activities	$1,384	$1,485

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	500	47
Proceeds from sale of assets	—	1
Purchases of intangible assets definite-lived	(96)	(74)
Purchases of property, plant and equipment	(66)	(212)
Cash provided by/(used in) investing activities	338	(238)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(512)	—
Proceeds from issuance of common stock	—	3,761
Equity issuance costs - ATM offering	—	(131)
Payment of convertible notes	(1,597)	—
Payment of short term loan	(220)	250
Cash (used in)/provided by financing activities	(2,329)	3,880

Net (decrease)/increase in cash and cash equivalents	(607)	5,127
Cash and cash equivalents, beginning of period	8,330	3,203
Cash and cash equivalents, end of period	$7,723	$8,330

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$64	$64
Income taxes	$31	$23

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Net income	$6,787	$926	$8,022	$1,520
Interest expense	-	23	61	92
Income taxes	(5,667)	(34)	(5,657)	(29)
Depreciation and amortization	49	39	187	167
EBITDA	$1,169	$954	$2,613	$1,750
Stock compensation expense	42	41	169	80
Severance	20	23	53	23
Pre-opening costs	-	-	-	-
Gain on sale of assets	-	146	-	(10)
Impairment of long-lived assets and other lease charges	6	-	6	21
Franchisee default and closed store revenue	(17)	(16)	(38)	(170)
Closed and non-operating store costs	(1)	36	3	271
Adjusted EBITDA	$1,219	$1,184	$2,806	$1,965